NEWS	Exhibit 99.1

Tara Kurian
SVP, IR, FP&A, and International
(813) 830-5311

Bloomin’ Brands Announces 2026 Q1 Financial Results
Q1 Diluted EPS of $0.64 and Q1 Adjusted Diluted EPS of $0.67

TAMPA, Fla., May 6, 2026 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2026 (“Q1 2026”) compared to the first quarter 2025 (“Q1 2025”).

CEO Comments
“We are pleased with our results in the first quarter as they reflect our focus on consistency of execution and delivering a great guest experience,” said Mike Spanos, CEO. “Outback brand scores continue to improve, highlighting our craveable steaks and food quality. We are making progress on our turnaround and remain committed to driving long-term, sustainable, and profitable growth for Bloomin’ Brands.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share from continuing operations to Adjusted diluted earnings per share from continuing operations for the periods indicated (unaudited):

	Q1
	2026	2025	CHANGE
Diluted earnings per share:	$0.64	$0.50	$0.14
Adjustments (1)	0.03	0.09	(0.06)
Adjusted diluted earnings per share (1)	$0.67	$0.59	$0.08

___________________
(1)Adjustments for Q1 2026 and Q1 2025 primarily relate to costs in connection with transformational and restructuring initiatives. See non-GAAP Measures later in this release. Also see Tables Five and Six for further details regarding the nature of diluted earnings per share adjustments for the periods presented.

First Quarter Financial Results

(dollars in millions, unaudited)	Q1 2026	Q1 2025	CHANGE
Total revenues	$1,059.7	$1,049.6	1.0%

GAAP operating income margin	5.6%	5.5%	0.1%
Adjusted operating income margin (1)	5.9%	6.1%	(0.2)%

Restaurant-level operating margin (1)	14.0%	13.9%	0.1%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The increase in Total revenues was primarily due to higher comparable restaurant sales.

•GAAP operating income margin increased from Q1 2025 primarily due to lower costs in connection with transformational and restructuring initiatives and an increase in restaurant-level operating margin, as detailed below, partially offset by higher impairment and closing costs.

•Restaurant-level operating margin increased from Q1 2025 primarily due to (i) higher average check per person, primarily due to pricing, (ii) cost-saving and productivity initiatives and (iii) lower advertising expense. These increases were partially offset by higher commodity, operating and labor costs, mainly due to inflation.

•Adjusted operating income margin primarily excludes severance and other costs incurred as a result of transformational and restructuring initiatives in Q1 2025 and accelerated depreciation in Q1 2026 associated with equipment upgrades in connection with the turnaround strategy.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED MARCH 29, 2026	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(0.3)%
Carrabba’s Italian Grill	1.3%
Bonefish Grill	6.1%
Fleming’s Prime Steakhouse & Wine Bar	0.8%
Combined U.S.	0.9%

Fiscal 2026 Financial Outlook
We are reaffirming our full-year financial guidance as previously communicated in our February 25, 2026 earnings release.

Q2 2026 Financial Outlook
The table below presents our expectations for selected fiscal Q2 2026 financial operating results.

Financial Results:	Q2 2026 Outlook
U.S. comparable restaurant sales	1% to 2%

Diluted earnings per share (1)	$0.24 to $0.29

Adjusted diluted earnings per share (1)	$0.27 to $0.32
___________________
(1)Assumes diluted weighted average shares of approximately 86 million.

Conference Call
The Company will host a conference call today, May 6, 2026 at 8:00 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,450 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income and the corresponding margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2026 Financial Outlook” and “Q2 2026 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to execute and achieve the expected benefits of our actions to focus on operational priorities, including our turnaround plans and cost-saving initiatives to fund such plans; consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees and our ability to attract, train, and retain key personnel; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation and tariffs; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies, including the impact of U.S. government shutdowns; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands, including due to our limited control with respect to and the challenges facing the operations of our franchisees; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form

10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 29, 2026	MARCH 30, 2025
Revenues
Restaurant sales	$1,041,826	$1,029,517
Franchise and other revenues	17,847	20,077
Total revenues	1,059,673	1,049,594
Costs and expenses
Food and beverage	317,413	313,304
Labor and other related	320,209	315,250
Other restaurant operating	258,814	258,135
Depreciation and amortization	46,296	43,947
General and administrative	52,306	61,377
Provision for impaired assets and restaurant closings	5,532	350
Total costs and expenses	1,000,570	992,363
Income from operations	59,103	57,231
Interest expense, net	(12,412)	(11,187)
Income before (benefit) provision for income taxes	46,691	46,044
(Benefit) provision for income taxes	(10,291)	903
Loss from equity method investment, net of tax	(178)	(1,291)
Net income from continuing operations	56,804	43,850
Income (loss) from discontinued operations, net of tax	432	(254)
Net income	57,236	43,596
Less: net income attributable to noncontrolling interests	1,582	1,444
Net income attributable to Bloomin’ Brands	$55,654	$42,152

Basic earnings per share (1):
Continuing operations	$0.65	$0.50
Discontinued operations	0.01	—
Net basic earnings per share	$0.65	$0.50

Diluted earnings per share (1):
Continuing operations	$0.64	$0.50
Discontinued operations	0.01	—
Net diluted earnings per share	$0.65	$0.50

Weighted average common shares outstanding:
Basic	85,278	84,902
Diluted	85,751	85,130
_________________
(1)Amounts may not add due to rounding.

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 29, 2026	MARCH 30, 2025
Revenues
Restaurant sales	$1,032,191	$1,020,130
Franchise and other revenues	10,262	10,773
Total U.S. segment revenues	1,042,453	1,030,903

International Franchise Segment
Franchise revenues (1)	7,570	9,283

Reconciliation
All other revenues (2)	9,650	9,408
Total revenues	$1,059,673	$1,049,594

Reconciliation of Segment Operating Income to Total Operating Income
Segment income from operations
U.S.	$88,016	$87,670
International Franchise	7,336	9,004
Total segment income from operations	95,352	96,674
Unallocated corporate operating expense	(36,728)	(39,768)
Other income from operations (1)	479	325
Total income from operations	$59,103	$57,231
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(1)The thirteen weeks ended March 30, 2025 includes one additional month of pre-Brazil Sale Transaction intercompany royalties.
(2)Primarily includes revenues and income from operations related to its Hong Kong subsidiary.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	MARCH 29, 2026	DECEMBER 28, 2025
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$71,300	$59,461
Net working capital (deficit) (1)	$(591,075)	$(609,008)
Total assets	$3,114,432	$3,171,907
Total debt	$752,605	$787,425
Total stockholders’ equity	$398,767	$337,165
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING INCOME AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2026	MARCH 30, 2025
Income from operations	$59,103	$57,231
Operating income margin	5.6%	5.5%
Less:
Franchise and other revenues	17,847	20,077
Plus:
Depreciation and amortization	46,296	43,947
General and administrative	52,306	61,377
Provision for impaired assets and restaurant closings	5,532	350
Restaurant-level operating income (1)	$145,390	$142,828
Restaurant-level operating margin	14.0%	13.9%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate office.
(d)Asset impairment charges and restaurant closing costs.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
Consolidated	MARCH 29, 2026	MARCH 30, 2025
Income from operations	$59,103	$57,231
Operating income margin	5.6%	5.5%
Adjustments:
Severance and other transformational costs (1)	3,381	6,058
Foreign currency forward contract costs (2)	—	2,328
Asset impairments and closure-related charges (3)	—	(1,929)
Total income from operations adjustments	3,381	6,457
Adjusted income from operations	$62,484	$63,688
Adjusted operating income margin	5.9%	6.1%

U.S. Segment
Income from operations	$88,016	$87,670
Operating income margin	8.4%	8.5%
Adjustments:
Severance and other transformational costs (1)	3,381	—
Asset impairments and closure-related charges (3)	—	(1,710)
Total income from operations adjustments	3,381	(1,710)
Adjusted income from operations	$91,397	$85,960
Adjusted operating income margin	8.8%	8.3%

International Franchise Segment
Income from operations	$7,336	$9,004
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(1)Costs for the thirteen weeks ended March 29, 2026 relate to accelerated depreciation associated with equipment upgrades in connection with the turnaround strategy. Costs for the thirteen weeks ended March 30, 2025 include severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(2)Represents costs in connection with the foreign currency forward contracts that mostly offset foreign currency exchange risk associated with installment payments from the Brazil Sale Transaction.
(3)Primarily includes gains from certain lease terminations for the thirteen weeks ended March 30, 2025.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 29, 2026	MARCH 30, 2025
Net income from continuing operations	$56,804	$43,850
Less: net income attributable to noncontrolling interests	1,582	1,444
Net income attributable to Bloomin’ Brands from continuing operations	55,222	42,406
Adjustments:
Income from operations adjustments (1)	3,381	6,457
Total adjustments, before income taxes	3,381	6,457
Tax effect of adjustments (2)	(1,246)	1,130
Net adjustments, continuing operations	2,135	7,587
Adjusted net income, continuing operations	$57,357	$49,993

Diluted earnings per share - continuing operations	$0.64	$0.50
Adjusted diluted earnings per share - continuing operations	$0.67	$0.59

Diluted weighted average common shares outstanding	85,751	85,130
________________
(1)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding income from operations adjustments.
(2)The tax effect of non-GAAP adjustments is determined by recomputing the (benefit) provision for income taxes on an adjusted basis. The difference between the recomputed (benefit) provision for income taxes and the GAAP (benefit) provision for income taxes represents the tax effect of non-GAAP adjustments. The thirteen weeks ended March 30, 2025 also includes an adjustment to (benefit) provision for income taxes related to foreign currency gains on the Brazil Sale Transaction installment receivable.

Following is a summary of the financial statement line item classification of the net income adjustments from continuing operations:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2026	MARCH 30, 2025
Depreciation and amortization	$3,381	$—
General and administrative	—	8,468
Provision for impaired assets and restaurant closings	—	(2,011)
Provision for income taxes	(1,246)	1,130
Net adjustments	$2,135	$7,587

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	DECEMBER 28, 2025	OPENINGS	CLOSURES	MARCH 29, 2026
U.S.
Outback Steakhouse
Company-owned	548	1	(3)	546
Franchised	118	—	(2)	116
Total	666	1	(5)	662
Carrabba’s Italian Grill
Company-owned	187	—	(1)	186
Franchised	17	—	—	17
Total	204	—	(1)	203
Bonefish Grill
Company-owned	156	—	(1)	155
Franchised	2	—	—	2
Total	158	—	(1)	157
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	—	(1)	65
Other
Franchised	1	—	—	1
U.S. total	1,095	1	(8)	1,088
International Franchise
Outback Steakhouse - Brazil	188	—	—	188
Outback Steakhouse - South Korea	101	—	—	101
Other	66	2	(3)	65
International Franchise total	355	2	(3)	354
International - Company-owned
Outback Steakhouse - Hong Kong	10	—	—	10
System-wide total	1,460	3	(11)	1,452
System-wide total - Company-owned	967	1	(6)	962
System-wide total - Franchised	493	2	(5)	490

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES, TRAFFIC AND AVERAGE CHECK PER PERSON INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 29, 2026	MARCH 30, 2025
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	(0.3)%	(1.3)%
Carrabba’s Italian Grill	1.3%	1.4%
Bonefish Grill	6.1%	(4.0)%
Fleming’s Prime Steakhouse & Wine Bar	0.8%	5.1%
Combined U.S.	0.9%	(0.5)%

Traffic:
U.S.
Outback Steakhouse	(2.4)%	(4.1)%
Carrabba’s Italian Grill	(2.7)%	(0.3)%
Bonefish Grill	3.0%	(9.4)%
Fleming’s Prime Steakhouse & Wine Bar	(2.9)%	(0.5)%
Combined U.S.	(1.8)%	(3.9)%

Average check per person (2):
U.S.
Outback Steakhouse	2.1%	2.8%
Carrabba’s Italian Grill	4.0%	1.7%
Bonefish Grill	3.1%	5.4%
Fleming’s Prime Steakhouse & Wine Bar	3.7%	5.6%
Combined U.S.	2.7%	3.4%
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(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.